Strategic Partners Mutual Funds, Inc.
For the period ended 04/30/06
File number 811-08085


SUB-ITEM 77D
Policies With Respect to Security Investment


Strategic Partners Technology Fund, a series of

STRATEGIC PARTNERS MUTUAL FUNDS, INC.

Supplement dated March 27, 2006
to
Prospectus and Statement of Additional Information dated
February 27, 2006

The disclosure in the Prospectus under the section entitled "Management of the Funds The Subadvisors" with respect to The Dreyfus Corporation (page 114), the subadvisor to Strategic Partners Technology Fund (the "Fund"), a series of Strategic Partners Mutual Funds, Inc. (the "Company"), is hereby revised and replaced by adding Peter H. Vogel and Joshua A. Waltuch as Portfolio Managers as follows:

The Dreyfus Corporation ("Dreyfus"), 200 Park Avenue, New
York, New York 10166, serves as Sub-advisor for the Strategic Partners Technology Fund . Dreyfus is a wholly-owned subsidiary of Mellon Financial Corporation (Mellon). Founded in 1947. Mellon is a global financial services company. Headquartered in Pittsburgh, Pennsylvania, Mellon is one of the world's leading providers for corporations and institutions and affluent individuals. Prior to July 21, 2004, the Fund was managed by INVESCO Institutional, N.A.

Mark Herskovitz
Senior Portfolio Manager
The Boston Company Asset Management and The Dreyfus Corporation

Mark Herskovitz is the primary portfolio manager of the Dreyfus Premier Technology Growth Fund and has been a manager of the Fund since its inception in October 1997. He is a co-founder of the Fund. Additionally, he is a Senior Vice President of The Boston Company. Prior to joining Dreyfus in 1996, Mr. Herskovitz served as a senior technology analyst at National City Corp. where he was responsible for the coverage of companies in the data processing, computer hardware & software, semiconductor and telecom equipment and services industries. Mr. Herskovitz received his A.B. from The University of Chicago where he studied economics and history.

Peter H. Vogel, Vice President, serves as a Research
Analyst on The Boston Company's Technology Investment Team covering the wire line and wireless communication sectors. Prior to joining The Boston Company, Mr. Vogel was a Research Analyst with Dreyfus, supporting the Dreyfus Premier Technology Growth Fund. Previously, he served as a Senior Technology Analyst at Circle T Partners. Before that, Mr. Vogel was an Equity Analyst at Oscar Gruss & Son and JRO Associates. Mr. Vogel began his career at Smith Barney as an Equity Assistant. Mr. Vogel received his B.A. from Roger Williams University.

Joshua A. Waltuch , Vice President, serves as a Research
Analyst on The Boston Company's Technology Investment Team. Prior to joining The Boston Company, Mr. Waltuch was a Research Analyst with Dreyfus. Previously, he served in the Real Estate Investment Banking group as a Financial Analyst with Donaldson, Lufkin & Jenrette Securities and Painewebber Incorporated. Mr. Waltuch received his B.S. from Yeshiva University. He received his M.B.A. from Columbia Business School with a concentration in Finance.

The disclosure under "Investment Advisory & Other Services" in the Statement of Additional Information entitled "Portfolio Managers" with respect to Strategic Partners Technology Fund (page B-126) is hereby amended by adding information pertaining to Peter H. Vogel and Joshua A. Waltuch, as set forth below:


A. Other Accounts Managed by Portfolio Managers

PORTFOLIO:  Strategic Partners Technology Fund
PORTFOLIO MANAGER(S):  Peter H. Vogel
REGISTERED INVESTMENT COMPANIES:  3 ($1,700,000)*
OTHER POOLED INVESTMENT VEHICLES:  0*
OTHER ACCOUNTS:  0*

PORTFOLIO:  Strategic Partners Technology Fund
PORTFOLIO MANAGER(S):  Joshua A. Waltuch
REGISTERED INVESTMENT COMPANIES:  3 ($1,700,000)*
OTHER POOLED INVESTMENT VEHICLES:  0*
OTHER ACCOUNTS:  0*

*As of December 31, 2005.


C. Portfolio Manager Securities Ownership (page B-147)

PORTFOLIO:  Strategic Partners Technology Fund
PORTFOLIO MANAGER:  Peter H. Vogel
SECURITIES OWNERSHIP:  None


PORTFOLIO:  Strategic Partners Technology Fund
PORTFOLIO MANAGER:  Joshua A. Waltuch
SECURITIES OWNERSHIP:  None